CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [REDACTED], PURSUANT TO REGULATION S-K ITEM 601(B) OF THE SECURITIES ACT OF 1933, AS AMENDED. CERTAIN CONFIDENTIAL INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS: (i) NOT MATERIAL AND (ii) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

COMBAT ARMS SETTLEMENT AGREEMENT FOR WAVE CASES MASTER SETTLEMENT AGREEMENT III

This Settlement Agreement for Wave Cases (the “Wave Settlement” or “MSA III”) dated August 29, 2023, between (1) 3M Company (“3M”) and Aearo Technologies LLC, an acquired subsidiary of 3M, along with 3M Occupational Safety, Aearo Holding LLC, Aearo Intermediate LLC, and Aearo LLC, collectively (“Aearo”), and along with 3M, collectively (“Defendants”); and (2) the undersigned Leadership in In re Combat Arms Earplug Products Liability Litigation, MDL No. 2885, U.S.D.C. for the Northern District of Florida (“MDL Court”); and (3) the undersigned Leadership in the Minnesota coordinated state court action pending in the 4th Judicial District, County of Hennepin, Minnesota, File No. 27-CV-19-19916 (“MN Court”), collectively the “Negotiating Plaintiffs’ Counsel” (“NPC”). Defendants and the NPC are each a “Party,” and, together with the NPC, are the “Parties.”

The Wave Settlement is reached in accordance with Article 2 of the Parties’ Master Settlement Agreement (“MSA”) which states that that “[t]he Parties agree that the Verdicts and Wave Cases shall be resolved in accordance with MSA II and MSA III.” The Wave Settlement confirms that Defendants will settle and fully resolve, to the greatest extent possible, the existing Wave Cases against Defendants which are related to, arise from, or are in any way connected to CAE. In the event of a conflict between the MSA and the Wave Settlement, the Wave Settlement shall control.

RECITALS

A.The Parties have concluded that, given the facts and circumstances of the CAE Claims, including the claims asserted and the legal and factual defenses thereto, it is in the Parties’ best interests to enter into the Wave Settlement to avoid the uncertainties, burdens, and risks of new and continued litigation of the Wave Cases. The Parties further concluded that, based on, among other things, the number of CAE Claimants that exist and that the Parties believe will participate in the Wave Settlement, the Wave Settlement is fair, reasonable, and adequate.

B.Nothing in the Wave Settlement will be construed as evidence of, or as an admission by, Defendants of any fault, liability, wrongdoing, or damages whatsoever.

The Parties hereby agree as follows:

ARTICLE 1 DEFINITIONS

Section 1.1    Definitions

All capitalized terms have the same meaning as set forth in Article 1 of the MSA. Terms separately defined in the Wave Settlement shall have the same meaning as set forth herein.

Wave Cases: The CAE Claims the MDL Court and the MN Court identified for pre-trial discovery work-up prior to the Settlement Date listed on Exhibit 1. For avoidance of doubt, any such case previously dismissed with prejudice is not a Wave Case. The Parties agree that the entire list of Wave Cases is listed on Exhibit 1.

Wave Case Claimants: Eligible Claimants that filed the Wave Cases in the MDL Court or the MN Court.

Wave Case Counsel: CAE Counsel with an Interest in any Wave Case or Wave Case Claimant.

ARTICLE 2 SETTLEMENT OF THE WAVE CASES

Section 2.1    Wave Cases

The Parties agree that the Wave Cases shall be resolved in accordance with the Wave Settlement which expressly sets forth the terms and conditions of resolution for those cases.

Section 2.2    Impact of Walkaway Rights in the MSA

In the event that Defendants exercise the 98% Walkaway Right in Section 7.1.1 of the MSA or Plaintiffs exercise their Walkaway Right in Section 7.2 of the MSA, the Parties shall nonetheless be bound by the Wave Settlement, including the obligation for Defendants to make payments to the QSF as set forth in Section 12 of the Wave Settlement in exchange for Releases for Wave Cases, provided the conditions set forth in the Wave Settlement are fulfilled. For the avoidance of doubt, if Defendants exercise the Wave Walkaway Right set forth in Article 11 of the Wave Settlement and in Section 7.1.2 of the MSA, the Wave Settlement shall be null and void consistent with Section 11.3 below.

ARTICLE 3 ADMINISTRATIVE EXPENSES

Section 3.1    Administrative Expenses

The Settlement Administrator and the Settlement Special Master of the Wave Settlement shall be the Settlement Administrator and Settlement Special Master specified in the MSA. Defendants shall not be responsible for any administrative expenses other than those set forth in Article 3 of the MSA.

ARTICLE 4 IDENTIFICATION OF THE WAVE CASES

Section 4.1    Compliance with the MSA Identification Order

As described in the Identification Order requirements set forth in Section 4.1 of the MSA, Wave Case Counsel that are Primary Counsel for a Wave Case shall, as part of the MSA process, identify on their Identification Order Declarations all Wave Cases for which they are Primary Counsel. Pro se litigants with Wave Cases shall identify their Wave Cases.

Section 4.1.1 All Wave Cases must continue to comply with all MDL Court or MN Court orders concerning the timely production of complete census and DD214 forms or plaintiff fact sheets, as provided by those court orders. Wave Cases are not relieved of the obligations set forth in the MDL Case Management Order #57 and/or the MN Court’s Case Management Order Governing Ongoing ad Future Litigation Against Defendants by nature of their inclusion on any Identification Order Declaration or by appearing on Exhibit 1 to the Wave Settlement.

Section 4.1.2 Failure by Wave Case Counsel or a pro se litigant to comply with the Identification Order shall subject Wave Case Counsel or the pro se litigant to potential sanctions by either the MDL Court or the MN Court or both. Pursuant to MSA Section 4.1.7, any Wave Case not identified in an Identification Order Declaration in response to the Identification Order shall be subject to being dismissed with prejudice by the MDL Court or the MN Court.

Section 4.1.3 Wave Case Counsel and pro se litigants with Wave Cases shall have an ongoing duty to update the Identification Order Declaration if and when, for example, an individual’s personal information is incorrect or outdated.

ARTICLE 5 WAVE CASES POOL

Section 5.1    Eligible Claimants for Wave Cases Pool Report

The “Wave Cases Pool” is the universe of Wave Cases. Any Wave Case listed in Exhibit 1 is included in the Wave Cases Pool for purposes of calculation of the Wave Case Participation Level defined in Article 8.

Section 5.2    Treatment of Wave Cases Currently Dismissed Without Prejudice

Eligible Claimants who had their Wave Case selected to be part of the MDL or MN wave or bellwether process, and whose claims were dismissed without prejudice and not refiled, prior to the execution of the Wave Settlement, are not Wave Cases and or eligible for participation in the Wave Settlement Agreement. Whether those claimants are eligible for participation in the Settlement Program set forth in the MSA is determined by the MSA.

Section 5.3    Wave Cases Pool Report

The Settlement Administrator shall review the Wave Cases listed on Exhibit 1 and the information provided in response to the Identification Order of the MSA to create a complete and de-duplicated list of Wave Cases. The Settlement Administrator shall provide a report (“the Wave Cases Pool Report”), within 15 days of the Reference Date of the MSA to the MDL PEC, MN Leadership, and Defendants. The Wave Cases Pool Report will further include the information submitted on the Identification Order Declaration for each Wave Case. For the avoidance of doubt, if the Wave Cases Pool Report is under-inclusive to the extent that Wave Cases that should have been included on the Report were omitted, the Wave Cases Pool Report may be revised by agreement of the Parties. The Settlement Administrator shall provide the MDL Court, the MN Court and the Parties with a copy of the Wave Cases Pool Report, and any amendments or updates thereto.

Section 5.4    Challenges to the Wave Cases Pool Report

The NPC or Defendants may challenge the contents of the Wave Cases Pool Report, including that such report either includes cases that are not Wave Cases or fails to include Wave Cases or both. Such challenge shall be made in writing to the Settlement Special Master and served on the NPC and Defendants within five (5) days of the issuance of the Wave Cases Pool Report. Any Party that opposes the challenge may file a response within five (5) days of such challenge. The Settlement Special Master shall review any such challenge and issue a determination, which may include amending the Wave Cases Pool Report, within 5 days of such response. The determination by the Settlement Special Master shall be final, binding, and not subject to any right to further review by any party. In the event that such a challenge is lodged, the date for Wave Case Registration in Article 6 shall be extended by the number of days required to lodge and resolve the challenge.

ARTICLE 6 REGISTRATION

Section 6.1    Wave Case Registration

To receive the benefits of the Wave Settlement, Wave Case Claimants and their CAE Counsel must comply with the provisions set forth in this Article. Registered Wave Cases do not have to submit the Registration Form required by Section 5.2 of the MSA.

Section 6.2    Wave Cases Registration

To access the benefits of the Wave Settlement, Wave Case Claimants and their Wave Case Counsel must complete and submit to the Settlement Administrator a “Wave Case Registration Form”, attached as Exhibit 2 to the Wave Settlement, including a full and final Release (a template for which is attached at Exhibit 3), a stipulated Dismissal with Prejudice (a template for which is attached at Exhibit 4), and all required signatures and attachments.

Wave Case Claimants who comply with and complete the Wave Case Registration Form become “Registered Wave Cases”. For the avoidance of doubt, only Wave Cases may be Registered Wave Cases, inclusion on Exhibit 1 or an Identification Order Declaration does not guarantee that a Wave Case is a Registered Wave Case, and Wave Cases included by mutual agreement of the Parties may be Registered Wave Cases.

Section 6.3    Wave Case Registration Form

The Wave Case Registration Form, which is attached as Exhibit 2, shall provide information to Wave Case Claimants about the benefits of the Wave Settlement and the consequences of failing to register, and shall require each Wave Case Claimant and Wave Case Counsel to provide:

Section 6.3.1 Identifying information about the Wave Case Claimant and his/her/their Wave Case Counsel, similar to that which is required in an Identification Order Declaration;

Section 6.3.2 An election as to whether the Wave Case Claimant wishes to participate in the Wave Case settlement program set forth in the Wave Settlement; and if so elected, such information as is necessary to participate in the Wave Case settlement program;

Section 6.3.3 Materials in the form of a claims package with relevant information about the Wave Case Claimant’s CAE Claims;

Section 6.3.4 A full and complete Release, in the form set forth in Exhibit 3, to (without limitation) release, indemnify, and hold harmless each Released Party. If the Release is signed by a duly and lawfully appointed representative of the Wave Case Claimant, said representative must indicate on each document his/her/their relationship to the Wave Case Claimant and the authority upon which he/she/they is permitted to sign the document on the Wave Case Claimant’s behalf (e.g., guardian, executor or administrator of the Estate of Wave Case Claimant, etc.) and attach proper documentation (e.g., power of attorney, letters of administration, small estate affidavit or other state law equivalent) authorizing him/her/them to act in this representative capacity.

Section 6.3.5 For all Wave Cases, a stipulated Dismissal with Prejudice, in the form set forth in Exhibit 4, which shall be filed in the appropriate court after Defendants have made the payment set forth in Section 12.2.

Section 6.4    Survival and Wrongful Death Claims

Section 6.4.1 For purposes of completing a Wave Registration Form, a beneficiary, recognized under state law, of the deceased Wave Case Claimant may initially execute the Wave Case Registration Form. In the event that the allocation to the deceased Wave Case Claimant is
$75,000 or more, the Release shall not be effective until executed by a representative for the deceased Wave Case Claimant appointed in accordance with applicable state law. For any deceased Wave Case Claimant who will receive less than $75,000, the Release shall be effective if signed by all beneficiaries identified in a family settlement affidavit or the representative satisfies the small estate administration rules consistent with applicable state law. Moreover, in the event of a substitution of parties under Rule 25, Federal Rules of Civil Procedure and Minnesota Rules of Civil Procedure, such new party shall be entitled to Register and participate in the settlement as if the deceased Wave Case Claimant were still alive.

Section 6.4.2 If required by applicable state law, a Wave Case Counsel or other authorized agent will seek court approval of the settlement of the case brought on behalf of a decedent or others authorized under applicable state law to advance survival or wrongful death claims, and will obtain any additional Releases or documentation required. Wave Case Counsel will assume responsibility for all necessary filings relating to notice and approval of the settlement and the

Wave Case Claimant or his/her/their representative will be responsible for all associated costs and expenses.

Section 6.5    Bankruptcy or Other Documents

To the extent any Wave Case Claimant has received any funding or other consideration from any third party, including any private litigation funding, such Wave Case Claimant shall represent and warrant, and by executing the Release does represent and warrant, that such third party has no lien or other claim that can be asserted against any of the Released Parties or the QSF or any portion thereof. Each Wave Case Claimant shall agree, and by executing the Release does agree, that he or she will indicate on his or her Wave Case Registration Form whether a bankruptcy action is currently pending in which he or she is seeking bankruptcy protection. Wave Cases Claimants subject to any bankruptcy court proceeding or jurisdiction will be responsible for resolving any issues arising from the bankruptcy before any Payment under the Wave Settlement may be made to such Wave Case Claimants.

Section 6.6    Additional Information

The Settlement Administrator may request additional information or communicate with Wave Case Counsel, Wave Case Claimants in conjunction with Wave Case Counsel, or pro se litigants with Wave Cases concerning any questions that may arise in this process and/or to request additional information or documentation from any Registered Wave Case Claimants.

Section 6.7    No Punitive Damages

By submitting a Wave Case Registration Form and submitting a Release, each Wave Case Claimant waives the right to receive any punitive damages pursuant to the Wave Settlement, and each Wave Case Claimant understands and agrees that no settlement payment paid hereunder is, or shall deemed to be, attributable to punitive damages.

Section 6.8    No Waiver

For the avoidance of doubt, the failure of Defendants to object to a Wave Registration Form under this section does not alter the requirement that the Wave Case Claimant and Wave Case Counsel comply with all aspects of the Wave Settlement.

Section 6.9    No Withdrawal of Registration Forms

Submission of a Wave Case Registration Form electing to participate in the Wave Settlement is irrevocable; provided, however, if Defendants exercise the Wave Walkaway Right set forth in Article11, all such Releases shall be destroyed by the Settlement Administrator and are null and void. No Wave Case Claimant may under any circumstances or for any reason withdraw a Wave Case Registration Form, request the return of his/her Release or dismissal with prejudice, or otherwise withdraw from the Wave Settlement. By submitting a Wave Case Registration Form, a Wave Case Claimant agrees to end all litigation activity against Defendants, consistent with the terms set forth in the Release.

Section 6.10    Obligation of Wave Case Counsel

By the submission of a Wave Case Registration Form by a Wave Case Claimant or by Wave Case Counsel on behalf of a Wave Case Claimant, all Wave Case Counsel that have an Interest in such Wave Case agree to be bound by all of the terms and conditions of the Wave Settlement and the MSA, including the provision in Section 5.6 and Article 8 (defining the obligations of CAE Counsel). The Wave Case Registration Form shall specify the obligations set forth in the MSA and notify all Wave Case Claimants and their Wave Case Counsel of those obligations.

ARTICLE 7 REGISTRATION DATE

Section 7.1    Initial Wave Case Registration Date

The initial deadline for submission of Wave Case Registration Forms shall be three (3) months from the Reference Date established by the MSA. Such deadline shall be called the Initial Wave Case Registration Date. The Wave Case Registration Date may be extended by agreement of the Parties.

Section 7.2    Notification of Unregistered Wave Cases

Within 15 days following the Initial Wave Case Registration Date, the Settlement Administrator:

Section 7.2.1 Shall notify the Parties, the MDL Court, and the MN Court of the total number of Wave Case Claimants known as of the date of the notification that have failed to submit a Wave Registration Form (including all required attachments), the identities of such Wave Case Claimants, and their Wave Case Counsel.

Section 7.2.2 Shall notify Wave Case Claimants that have not registered that, if they do not register, they will not be able to benefit from the Wave Settlement and shall be required to fulfill obligations under MDL CMO # 57 and the MN Case Management Order Governing Ongoing and Future Litigation Against Defendants, including, as required by those orders, meeting with the MDL Court or MN Court.

Neither the Settlement Administrator, Defendants, nor the NPC shall have any liability for any failure of the Settlement Administrator to give any notice to Wave Cases Claimants described in Section 7.2.2.

Section 7.3    The Final Registration Date

Wave Case Claimants who do not register by the Initial Wave Case Registration Date, but who change their mind following notice from the Settlement Administrator and/or a meeting with the MDL Court or the MN Court and submit a Wave Case Registration Form shall be treated as Registered Wave Cases. The date 60 days after the Wave Case Registration Date shall be the Final Wave Case Registration Date, unless extended by agreement of the Parties.

Section 7.4    Waiver of Defects

Defendants, in their sole discretion, may waive or direct the Settlement Administrator to waive any defect in a submission of a Wave Case Registration Form at any point. Any such waiver by Defendants must be in writing and served on the NPC.

Section 7.5    Consequence of Failure to Register

Wave Cases who have not registered by the Final Registration Date shall not be eligible to participate in the Wave Settlement unless Defendants, in their sole discretion, agree to waive this requirement on a case-by-case basis.

Wave Cases who do not Register and who fail to comply with the orders of the MDL Court or the MN Court (including failing to meet with the MDL Court or the MN Court pursuant to orders issued by those courts) shall be subject to dismissal with prejudice.

Section 7.6    Escrow Pending Payment by Defendants

Releases and stipulated Dismissals with Prejudice provided as part of the Wave Case Registration process shall be held in escrow by the Settlement Administrator, until Defendants have made the payment set forth in Section 12.2. Defendants shall have access to such Releases and may review them at any time. Within ten (10) days of Defendants making the payment set forth in Section 12.2, such Releases shall be provided to Defendants, and the stipulated Dismissals with Prejudice shall be filed jointly by Wave Case Counsel (or a pro se Wave Case Claimant) for each Wave Case and Defendants.

ARTICLE 8
WAVE CASE PARTICIPATION LEVEL

Section 8.1    Calculation of the Wave Case Participation Level

The Wave Case Participation Level shall be calculated by the Settlement Administrator following the Final Wave Case Registration Date and used to determine Defendants’ payment obligations and whether Defendants possess the Wave Walkaway Right set forth in Article 11 of this Wave Settlement and Section 7.1.2 of the MSA.

Section 8.2    Calculation of Wave Cases Participation Level

The Wave Case Participation Level is intended to account for the percentage of Wave Cases resolved as a percentage of the total number of Wave Cases. The Wave Case Participation Level shall be calculated in accordance with Exhibit 5, attached hereto.

Section 8.3    Report of Wave Cases Participation Level

Within fifteen (15) days of the Final Wave Registration Date (including any extensions thereof), the Settlement Administrator shall notify the NPC, Defendants, the MDL Court, and the MN Court of the total number of Wave Case Claimants who have failed to Register, the identities of such Wave Case Claimants, and their Wave Case Counsel, as well as providing a calculation of the Wave Case Participation Level.

Until directed by the Parties, the Settlement Administrator shall recalculate the Wave Case Participation Level weekly and, each week, shall notify the MDL PEC, MN Leadership, Defendants, the MDL Court, and the MN Court of the total number of Wave Cases who have failed to Register, the identities of such Wave Case Claimants, and their Wave Case Counsel, as well as providing a calculation of the Wave Case Participation Level.

Section 8.4    Challenge to Calculation of the Wave Case Participation Level

The NPC or Defendants may challenge the Settlement Administrator’s calculation of the Wave Case Participation Level within ten (10) days of being provided notice of the Wave Case Participation Level. Within ten (10) days of such challenge, any Party opposing such challenge may file a response. The Settlement Special Master shall review any such challenge and issue a determination within 10 days of such response. The determination by the Settlement Special Master shall be final, binding, and not subject to any right to further review by any Party.

ARTICLE 9 SETTLEMENT ADMINISTRATION

Section 9.1    Settlement Administration

Settlement and claims administration related to the Wave Cases shall be conducted in accordance with Article 9 and Article 13 of the MSA, including provisions of the MSA concerning the resolution of healthcare and other liens.

ARTICLE 10
PAYMENT TO REGISTERED CLAIMANTS

Section 10.1    Payments to Registered Claimants

Upon submitting a Wave Registration Form (including all required attachments), each Wave Case Claimant has made the decision to forego continued litigation, and to be part of the settlement program set forth in the Wave Settlement (the “Wave Settlement Program”).

Section 10.1.1 Submission of the Wave Registration Form (i) is irrevocable; (ii) binds the Registered Wave Claimant submitting the forms to the terms and conditions of the Wave Settlement; and (iii) constitutes affirmative acceptance of the jurisdiction of the Special Settlement Master and the MDL Court (or the MN Court, for cases pending in the MN Court) for all matters and decisions related to this Agreement.

Section 10.1.2 The Settlement Administrator shall make all required certifications set forth in Article 9 and 13 of the MSA prior to payment.

Section 10.1.3 To the extent that a Wave Case Claimant is deceased or in an active bankruptcy and authorization to sign the Release is delayed pending resolution of the issues set forth in Section 6.4 (for deceased claimants) or in Section 6.5 (for Wave Case Claimants in active bankruptcy), such Wave Case Claimants shall be allocated funds as part of the Wave Case Settlement Program, but such funds shall not be paid to such Wave Case Claimants until a fully executed Release is received and stipulated Dismissal with Prejudice is filed.

ARTICLE 11 DEFENDANTS’ WAVE WALKAWAY RIGHT

Section 11.1    Wave Walkaway Right

Defendants shall have a Wave Walkaway Right if the Wave Participation Level is less than the Wave Walkaway Participation Threshold set forth in Confidential Exhibit 6.

Section 11.2    Timing of Wave Walkaway Right

Defendants may exercise their Wave Walkaway Right within thirty (30) days of the Final Wave Registration Date, unless extended by the agreement of the NPC and the Defendants.

Section 11.3 Effect of Exercise of Wave Walkaway Right If Defendants exercise their Wave Walkaway Right,
Section 11.3.1 Defendants shall have no obligation to make payments under the Wave Settlement or under the MSA, as set forth in Section 7.1.2 of the MSA, except for the administrative expenses in Article 3 of the MSA and the payment in exchange for Releases related to the Expedited Payment Program set forth in Section 11.1 of the MSA. For the avoidance of doubt, exercise of the Wave Walkaway Right shall not affect the payments in exchange for Releases of Verdict Cases provided as part of the Verdicts Settlement.

Section 11.3.2 All Releases of Wave Case Claimants and stipulated Dismissals with Prejudice of such Wave Case Claimants shall be destroyed by the Settlement Administrator and are null and void.

Section 11.4    No Effect from Exercise of Other Walkaway Rights

Neither exercise by the Defendants of their 98% Walkaway Right in Section 7.1.1 of the MSA or exercise by the NPC of the Plaintiffs’ Walkaway Right in Section 7.2 of the MSA shall affect the Parties’ obligations under the Wave Settlement, including the obligation for Defendants to make payments to the QSF set forth in Article 12 in exchange for the release from escrow of the Releases and stipulated Dismissals with Prejudice of the Wave Cases.

ARTICLE 12
PAYMENTS TO BE MADE BY DEFENDANTS

Section 12.1    Conditions on Payment

Defendants shall have no obligation to make payments under the Wave Settlement unless and until the Wave Case Participation Level meets the Wave Participation Requirement set forth in Confidential Exhibit 6. In the event that the Defendants’ Wave Walkaway Right has expired, but the Wave Participation Level has not reached the Wave Participation Requirement agreed to in Confidential Exhibit 6, the Parties may meet and confer to consider the option, solely if there is agreement by the Parties, to amend this Wave Settlement.

Section 12.2    Payment Upon Satisfaction of Conditions

Within twenty-one (21) days of the date the Wave Case Participation Level is calculated to meet the Wave Participation Requirement, Defendants shall pay $253,100,000.00 to the QSF.

Section 12.3    Releases and Dismissals with Prejudice

Upon Defendants’ payment pursuant to Section 12.2, the Wave Case Releases and Dismissals with Prejudice will be released from escrow. Wave Case Counsel (or pro se Wave Case Claimants) and Defendants shall jointly file the Dismissals with Prejudices in such Wave Cases.

ARTICLE 13
LIMITATIONS ON DEFENDANTS’ FUNDING OBLIGATIONS

Section 13.1    No Additional Funding

Any term of the Wave Settlement to the contrary notwithstanding, Defendants shall have no financial obligation under the Wave Settlement other than its express obligations to make the Payment as described in Section 12.2. Defendants shall have no obligation to pay (or to make any Payment on account of) or reimburse any Registered Wave Claimant or Wave Case Counsel for any costs or expenses incurred by such Registered Wave Claimant or Wave Case Counsel in connection with the Wave Settlement. The Defendants shall have no responsibility for the management of any of the escrow funds or any liability to any Registered Claimant arising from the handling of claims by the Special Master and/or the Settlement Administrator or for the costs of the Special Master or Settlement Administrator (beyond the amount set forth for administrative expenses in Article 3 of the MSA).

ARTICLE 14 ATTORNEYS’ FEES

Section 14.1    Individual Counsel Attorneys’ Fees

Wave Case Counsel’s attorney-client fee agreements shall not be infringed or encroached upon by the Wave Settlement and attorneys’ fees shall be handled in accordance with all applicable ethical requirements.

Section 14.2    Common Benefit Fund

Work performed and expenses incurred for the benefit of all CAE Claimants as defined more fully in the MDL Court’s Common Benefit Orders and the MN Court’s Common Benefit Orders shall be paid from the Common Benefit Fund. Payments are subject to procedures set in place by the MDL Court and/or the MN Court now or in the future. The Common Benefit Assessment as set forth in the MDL Court’s Orders and the MN Court’s Orders in place now or in the future shall be held back by the QSF Administrator on a per Registered Wave Case Claimant’s basis with payments due to the Common Benefit Fund by QSF Administrator on a quarterly basis. QSF Administrator must provide proof of compliance to the Settlement Special Master, the MDL PEC, MN Leadership, the MDL Court, and the MN Court with the Common Benefit Orders.

Section 14.3    No Additional Payments by Defendants

For the avoidance of doubt, Defendants shall have no obligation to pay additional sums for attorneys’ fees or costs, beyond the amount set forth in Section 12.2 of the Wave Settlement, and all such claims for attorneys’ fees or costs are released by released by Registered Wave Claimants.

ARTICLE 15 MISCELLANEOUS

Section 15.1    Tax Consequences

Neither Wave Case Claimants nor Defendants (nor Wave Case Counsel or Defendants’ Counsel) makes any representation regarding the tax consequences of this settlement. All payments provided for herein constitute damages on account of personal physical injuries and/or physical sickness, within the meaning of Section 104(a)(2) of the Internal Revenue Code of 1986, as amended.

Section 15.2    No Presumption as to Drafting

The Wave Settlement is the product of arm’s-length negotiations between counsel and/or parties represented by counsel. No Party shall be deemed to be the drafter of the Wave Settlement or any provision thereof. No presumption shall be deemed to exist in favor of or against any Party as a result of the preparation or negotiation of the Wave Settlement.

Section 15.3    Not Affected by Change In Law

The Wave Settlement shall be binding on the Parties regardless of any change in the law that might occur after the date NPC and Defendants execute the Wave Settlement.

Section 15.4    Entire Agreement

The Wave Settlement and all exhibits hereto constitute the entire agreement between NPC and Defendants with respect to the subject matter of the Wave Settlement, and there are no other written or oral agreements, understandings, or arrangements except as set forth herein (including references to the MSA). The Wave Settlement supersedes and replaces any prior agreement or writing between the Parties. The Parties understand, agree, and acknowledge that no promises, representations, understandings, or warranties have been made by any party or relied upon as an inducement for entering into the Wave Settlement, except as contained herein, and that the Wave Settlement constitutes the full statement of any agreement between the Parties. The terms of the Wave Settlement may not be modified or waived except in writing, signed by the Parties hereto. The Parties hereby acknowledge that they have read the Wave Settlement and had an opportunity to obtain the advice of competent counsel of their choosing regarding it. As such, the Parties hereby also acknowledge that they understand the terms of the Wave Settlement, and that they freely and voluntarily sign and enter into it. The Parties further acknowledge that, in entering into the Wave Settlement, they have not relied upon any statement or representation by or on behalf of the other Party, except as stated herein.

Section 15.5    Governing Law

This Agreement is a private agreement. The substantive laws of the State of New York shall govern the validity, construction, enforcement, and interpretation of this Agreement as applied by the MDL Court and the MN Court.

Section 15.6    Headings

The headings used herein are for reference only and shall not affect the construction of the Wave Settlement.

Section 15.7    Agreement May Be Executed In Counterparts

The Wave Settlement may be executed in counterparts and taken together shall constitute one and the same Wave Settlement.

Section 15.8    Successors, Assigns & Binding Effect

The Wave Settlement shall be binding on, and inure to the benefit of, the successors and assigns of the Parties hereto. Nothing in the Wave Settlement, express or implied, is intended to confer upon any person or entity other than the Parties hereto or their respective successors, heirs, issue, and assigns, any rights or benefits under or by reason of the Wave Settlement. The Wave Settlement shall not be assignable by any Party hereto without prior written consent of the other Party or as otherwise expressly set forth in the Wave Settlement.

Section 15.9    Amendment or Waiver

The Wave Settlement shall not be modified in any respect, except by a writing executed by all Parties to the Wave Settlement. The waiver of any rights conferred by the Wave Settlement shall be effective only if made in writing by the waiving Party. The waiver by any Party of any breach of the Wave Settlement shall not be deemed or construed as a waiver of any other breach, whether prior to, subsequent to, or contemporaneous with the Wave Settlement.

Section 15.10 Electronic Signatures

Electronic signatures shall be accepted for execution of any settlement document required of Wave Case Claimants or Wave Case Counsel. The Parties will work with the Settlement Administrator and Settlement Special Master to ensure compliance with applicable standards and protections.

Section 15.11 Notice to CAE Claimants’ Counsel

For any notice required to be provided under the Wave Settlement Agreement to Wave Case Claimants’ or Wave Case Claimants’ Counsel, Defendants shall provide notice by overnight mail and email to:

Bryan F. Aylstock Aylstock, Witkin, Kreis & Overholtz, PLLC
17 East Main Street, Suite 200

Pensacola, FL 32502 baylstock@awkolaw.com

Christopher A. Seeger Seeger Weiss LLP
55 Challenger Road, Ridgefield Park, NJ 07660 cseeger@seegerweiss.com

Clayton A. Clark
Clark, Love & Hutson, PLLC 440 Louisiana Street, Suite 1700
Houston, Texas 77002 CClark@triallawfirm.com

Section 15.12 Notice to Defendants or Defendants’ Counsel

For any notice required to be provided under the Wave Settlement to Defendants, Claimants’ Counsel shall provide notice by overnight mail and email to:

Kevin H. Rhodes
Executive Vice President and Chief Legal Affairs Officer Legal Affairs Department
3M Company
3M Center, 220-9E-01 St. Paul, MN 55144-1000
3MCAEnotices@mmm.com

Thomas J. Perrelli Jenner & Block LLP
1099 New York Avenue, N.W., Suite 900 Washington, DC 20001-4412 3MCAE@jenner.com

Section 15.13 No Admission of Liability

Neither the Wave Settlement, nor any exhibit, document, or instrument delivered hereunder, nor any statement, transaction, or proceeding in connection with the negotiation, execution, or implementation of the Wave Settlement, is intended to be or shall be construed as or deemed to be evidence of an admission or concession by Defendants of any fault, liability, wrongdoing, or damages, or of the truth of any allegations asserted by any plaintiff or claimant against it, including by any Eligible Claimant or Derivative Claimant, or as an admission by any Eligible Claimant or Derivative Claimant of any lack of merit in their CAE Claim.

No Party or Wave Claimant shall seek to introduce and/or offer the terms of the Wave Settlement, any statement, transaction, or proceeding in connection with the negotiation, execution, execution, or implementation of the Wave Settlement, or any statements in the documents delivered in connection with the Wave Settlement, or otherwise rely on the terms of the Wave Settlement, in any judicial proceeding, except insofar as necessary to enforce the terms of the Wave Settlement or any instrument executed and delivered pursuant to the Wave Settlement, or in connection with the determination of any income tax liability of a Party. If a person seeks to introduce and/or offer any of the matters described herein in any proceeding against Defendants or any of the Released Parties, the restrictions of this Section shall not be applicable to Defendants with respect to that person.

Section 15.14 Public Statements

The Parties may, at their discretion, issue publicity, press releases, or other public statements regarding the Wave Settlement, whether unilaterally or as jointly agreed to in writing by all Parties. Any jointly agreed or other statement shall not limit Defendants’ ability to provide information about the Wave Settlement to their employees, accountants, attorneys, insurers, shareholders, investors, analysts, or other stakeholders or in accordance with legal requirements, or limit any Party’s ability to provide notice or information about the Wave Settlement to Wave Case Claimants or in accordance with legal requirements.

Section 15.15 Confidentiality

The parties shall keep confidential the content of the negotiations, points of discussion, documents, communications, and supporting data utilized or prepared in connection with the negotiations and settlement discussions taking place related to the MSA, the Verdicts Settlement and the Wave Settlement. Nothing in those settlement agreements shall prevent Defendants from disclosing such information to their insurers in the context of their coverage investigations.

Section 15.16 No Illegal Activity or Fraud and Unethical Conduct

Nothing in the Wave Settlement shall be interpreted to require any Party, any Eligible Claimant, any CAE Counsel, or Defendants’ counsel to engage in any conduct that is a violation of law and/or unethical under applicable ethical rules.

IN WITNESS WHEREOF, the Parties have executed the Wave Settlement as of the date first set forth above.

3M

By: /s/ Kevin H. Rhodes

Kevin H. Rhodes
Chief Legal Affairs Officer, 3M Aearo
By: /s/ Kevin H. Rhodes

Kevin H. Rhodes, Authorized Representative Aearo Technologies LLC

By: /s/ Thomas J. Perrelli

Thomas J. Perrelli Counsel for Defendants

Negotiating Plaintiffs’ Counsel

By: /s/ Bryan F. Aylstock

Bryan F. Aylstock Counsel for Plaintiffs

By: /s/ Chris Seeger

Chris Seeger Counsel for Plaintiffs

By: /s/ Clayton A. Clark

Clayton A. Clark Counsel for Plaintiffs

By: /s/ Daniel E. Gustafson

Daniel Gustafson Counsel for Plaintiffs

EXHIBIT 1 – Wave Settlement List

[REDACTED]

COMBAT ARMS REGISTRATION FORM FOR WAVE CASES
INSTRUCTIONS
This Registration Form has been prepared in accordance with the Combat Arms Settlement Agreement for Wave Cases Master Settlement Agreement III (“Wave Settlement”). The parties to the Wave Settlement and CAE Counsel believe the settlement is in the best interests of the Wave Case Claimants and CAE counsel because the settlement will bring finality to the litigation and permit the Wave Case Claimants to receive compensation for their alleged injuries. However, to access the benefits of the Wave Settlement, Wave Case Claimants must complete and submit a Registration Form, including all required signatures and attachments, with the Settlement Administrator.

As a Wave Case Claimant, you have the option to enroll in one of two Wave Settlement Program Options as follows:
(1) Expedited Payment Option, or (2) Full Evaluation Deferred Payment Program. If you Register for either Settlement Program Option, you are choosing to stop all litigation and receive compensation pursuant to the Wave Settlement. If you do not want to receive any compensation pursuant to the Wave Settlement and the two Wave Cases Settlement Program Options, you have the option to not Register and choose to become a Litigating Plaintiff. If you choose to become a Litigating Plaintiff, you are not entitled to any payment pursuant to the Wave Settlement and must timely comply with all prior and future Court orders in connection with ongoing litigation.

Once completed and signed by the Wave Case Claimant, the Registration Form (together with all required attachments) for a Wave Case Claimant who is represented by CAE Counsel must be submitted to the Settlement Administrator.

Pro se Wave Case Claimants shall complete and sign the Registration Form and must submit the completed Registration Form, together with all required attachments, to the Settlement Administrator themselves.

The deadline for submission of Registration Forms is the Initial Wave Cases Registration Date. Wave Case Claimants who have not submitted a Registration Form by the Initial Wave Cases Registration Date shall not be eligible to participate in the Settlement and will have their case dismissed for failure to comply with a Court order. Wave Case Claimants that have submitted a Registration Form and have not elected to participate in the Wave Case Settlement Program by the Final Wave Cases Registration Date shall not be eligible to participate in the Wave Case Settlement unless Defendants, in their sole discretion, agree to waive this requirement on a case-by-case basis. Wave Case Claimants who do not register or do not participate and who fail to comply with the orders of the MDL Court or the MN Court shall have their claims dismissed with prejudice.

I.A. WAVE CASE CLAIMANT IDENTIFYING INFORMATION
1. Name of Wave Case Claimant	First	Middle	Last	Suffix
2. Social Security Number	| | | | - | | | - | | | | |		3. Date of Birth	/ / (Month/Day/Year)
4. Permanent Address	Street
	City			State	Zip

5. Telephone Number	( ) _ _ - _	6. Email Address
7. Any other names by which the Wave Case Claimant has been known, including but not limited to maiden name	First	Middle	Last
First	Middle	Last
First	Middle	Last
I.B. CAE COUNSEL INFORMATION
If the Wave Case Claimant is represented by counsel, the following information must be provided concerning the Wave Case Claimant’s counsel. If the Wave Case Claimant is not represented by counsel (pro se), skip to Section I.C.

1. Attorney Name	First	Middle	Last	Suffix
2. Firm Name	Law Firm
3. Firm Address	Street
City	State	Zip	Country
4. Firm Telephone Number	( )	5. Firm Fax Number	( )
6. Email Address
I.C. CASE INFORMATION
If a lawsuit has previously been filed by or on behalf of the Wave Case Claimant provide the following information about the case, even if the case was subsequently dismissed without prejudice.

1. Court/ Jurisdiction	☐ MDL Court ☐ MN Court (the Minnesota State Actions) ☐ Other
2. Case Caption	v.
3. Case Number

4. MDL Centrality Plaintiff ID Number (if ever a registered claimant in the MDL)
5. Most Recent Case Status	☐Pending/Active Case ☐Dismissed Without Prejudice
6. All Previous Case Numbers
7. All Previous MDL Centrality Plaintiff ID Numbers (if ever a registered claimant in the MDL)
II. PERSONAL REPRESENTATIVE INFORMATION FOR DECEASED, MINOR, OR INCAPACITATED WAVE CASE CLAIMANTS
1. Is this Registration Form being completed on behalf of the Wave Case Claimant or the Wave Case Claimant’s estate by a duly and lawfully appointed Personal Representative?
☐ YES    ☐ NO
If YES, complete this Section II. If NO, skip to Section III.

2. Representative’s Relationship to the Wave Case Claimant (check all that apply)	☐ Spouse	☐ Parent	☐ Child	☐ Sibling
☐ Other (specify)

3. Reason for Personal Representative	☐Wave Case Claimant is Deceased ☐Wave Case Claimant is a Minor ☐Wave Case Claimant is Incapacitated ☐Other: (specify)		4. Wave Case Claimant’s Date of Death (if applicable)	/ / (Month/Day/Year)
5. Representative’s Authority to Act on	☐ Administrator	☐ Executor	☐ Conservator	☐ Guardian 3

Behalf of the Wave Case Claimant or His/Her Estate		☐ Other
(specify)
6. Representative’s Name	Last		First	Middle
7. Representative’s Address	Street
	City	State	Zip	Country
8. Representative’s Telephone Number	( ) -	9. Representative’s Email Address
10. Representative’s Social Security Number	| | | | - | | | - | | | | |		11. Representative’s Date of Birth	/ / (Month/Day/Year)
III. CLAIM INFORMATION ELECTION REGARDING PARTICIPATION IN THE CAE WAVE SETTLEMENT PROGRAM
Each Wave Case Claimant (or a Representative acting on the Wave Case Claimant’s behalf) must elect whether he/she will participate in the Expedited Payment Program, the Deferred Payment Program, or will not participate in the Wave Settlement.

Before making the election below, the Wave Case Claimant must carefully read the separate Settlement Program Description and Disclosure. The Settlement Program Description and Disclosure provides you with information that you need to consider prior to making the election below. Failure to carefully review the Settlement Program Description and Disclosure may result in you giving up valuable legal rights.

☐ I hereby make the following election:

The Wave Case Claimant elects to participate in the EXPEDITED PAYMENT PROGRAM.

[Language to be inserted regarding the Claimants expected payment, the timing of the payment, and the basis of the payment. Additional language to be inserted giving Claimants the opportunity to supplement their claim file with records beyond what the Administrator identifies as the basis for the expected payment. ]

☐ The Wave Case Claimant elects to participate in the DEFERRED PAYMENT PROGRAM.
Should you elect to participate in the Deferred Payment Program, you will_[insert comments about registration    payment    and    program
application]    .

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☐ The Wave Case Claimant elects NOT to participate in the Wave Cases Settlement Program and instead chooses to continue as a LITIGATING PLAINTIFF.
By selecting this option, the Wave Case Claimant understands and agrees that he/she will not receive any payment under the Wave Case Settlement either now or in the future and will be required to continue litigating his/her claims against Defendants under strict requirements imposed by the Court, with no guarantee of future recovery. By selecting this option, the Wave Case Claimant further certifies as follows: (1) that he/she has personally read each and every order of the MDL Court and MN Court applicable to Litigating Plaintiffs before selecting this option, (2) that he/she has consulted with or had the opportunity to consult with legal counsel of his/her choosing regarding his/her deadlines, responsibilities, and obligations under the MDL Court and MN Court orders applicable to Litigating Plaintiffs before selecting this option, and (3) that he/she will comply with each and every order of the MDL Court and MN Court applicable to Litigating Plaintiffs. Both the MDL Court and the MN Court have made clear that failure to timely comply with each and every one of their orders will result in the dismissal of your case with prejudice with no opportunity to make any recovery.

If you elected to participate in the Expedited Payment Program or the Deferred Payment Program, please continue to Section IV. If you elected NOT to participate in the Wave Cases Settlement Program and instead chose to continue as a Litigating Plaintiff, skip to Section VII.

IV. REGISTRATION FORM MATERIALS
In accordance with Section 6 of the Wave Case Settlement, to be complete, a Registration Form must be accompanied by the following required attachments. Confirm that the following materials are being submitted with this Registration Form by checking the box(es) below:

☐	A completed and signed Registration Form.
☐
A full and complete Release of Released Parties, in the form set forth in Exhibit to the Wave Case Settlement, to (without limitation) release, indemnify, and hold harmless each Released Party. The Release must be properly and fully executed by the Wave Case Claimant (in addition to being executed by CAE Counsel as specified therein). If the Release is signed by a duly and lawfully appointed representative of a Wave Case Claimant, said representative must indicate on each document his/her/their relationship to the Wave Case Claimant and the authority upon which he/she/they is permitted to sign the document on the Wave Case Claimant’s behalf (e.g., guardian, executor or administrator of the Estate of Wave Case Claimant, etc.) and attach proper documentation (e.g., power of attorney, letters of administration) authorizing him/her/them to act in this representative capacity.

☐	A stipulated Dismissal with Prejudice, in the form set forth in Exhibit to the Wave Case Settlement, which shall be filed in the appropriate court after the Wave Case Participation Level is satisfied.

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Releases and Dismissals with Prejudice provided as part of the registration process shall be held in escrow by the Settlement Administrator, until the Wave Participation Level is satisfied. When the Participation Level is satisfied, such Releases shall be provided to Defendants, and the Dismissals with Prejudice shall be filed jointly by both parties.

V. WAVE CASE CLAIMANT’S MILITARY SERVICE AND PRODUCT USE
1.
☐ Did the Wave Case Claimant serve in the United States military?
☐ YES ☐ NO
If YES, indicate below the branch(es) of the United States military in which you served:
☐ Army    ☐ Marine Corps    ☐ Navy    ☐ Air Force    ☐ Space Force    ☐ Coast Guard National Guard

2.	State below the dates during which you used the dual-ended Combat Arms Earplug as a hearing protection device. Start Date: End Date: (Month & Year) (Month & Year) .
3.	List below every U.S. state or territory in which you have resided since you first began using the dual-ended Combat Arms Earplug:
4.
VI. BANKRUPTCY INFORMATION

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1. Has the Wave Case Claimant declared bankruptcy or sought bankruptcy protection at any time since the date the Wave Case Claimant contacted an attorney regarding his/her use of the CAE?
OR
Is there a bankruptcy action currently pending in which you are seeking bankruptcy protection?
		☐ YES ☐ NO		If YES, complete items 2-4. If NO, skip to Section VII.
2. Bankruptcy Court/Jurisdiction
3. Case Number			4. Date Filed	/ / (month) ( day) ( year)
VII. CERTIFICATION AND SIGNATURE
This Registration Form must be signed and dated by the Wave Case Claimant (or his/her Representative).
The electronic signature of a Wave Case Claimant (or his/her Representative) is sufficient and will be accepted.

By signing below, I declare under penalty of perjury subject to 28 U.S.C. § 1746 that all of the information provided in this Registration Form is true and correct.

I understand and agree that the submission of a Release is irrevocable. No Wave Case Claimant may under any circumstances or reason withdraw a Registration Form electing to participate in the Wave Cases Settlement, request the return of his/her Release or Dismissal with Prejudice, or otherwise withdraw from the Settlement, absent consent of Defendants in their sole discretion. By submitting a Registration Form, CAE counsel, and the Wave Case Claimant covered by such Registration Form, shall be deemed to have agreed to be bound by all of the terms and conditions of this Settlement. Further, the submission of a Registration Form, CAE Counsel, and the Eligible Claimant shall affirmatively accept and acknowledge the jurisdiction of the Special Master and the MDL Court (or, if the MDL Court does not have subject matter jurisdiction, to the jurisdiction of the Minnesota State Court) for all matters and decisions related to the Wave Settlement.

Signature of Wave Case Claimant (or Representative)			Executed on Date	/ / (month) ( day) ( year)
Printed Name	First	MI	Last

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EXHBIT 3
RELEASE OF ALL CLAIMS

I, the undersigned Releasor, am a plaintiff, tolling agreement claimant, or other claimant in the 3M Combat Arms Version 2 Earplug Products Liability Litigation. I have chosen to participate in the Combat Arms Version 2 Settlement Program1 set forth in the Master Settlement Agreement dated as of August 29, 2023. I have received disclosures from my counsel and the Combat Arms Settlement Administrator regarding the allocation of the Combat Arms Settlement, which enables me to estimate my settlement offer amount. I understand that along with this Release I am submitting a Registration Form to the Combat Arms Settlement Administrator. I understand that the terms of the Settlement and this Release govern the resolution of my claim. I understand and agree that this Release shall become effective concurrent with Defendants’ first payment under the Settlement Agreement. I understand that 3M’s Initial Settlement Amount shall be held in trust for purposes of making payments to the participants in the Settlement Program. I understand that at the time determined by the Master Settlement Agreement if I am represented by counsel, my counsel will execute a stipulated dismissal with prejudice dismissing all pending Released Claims I have. Once effective, this Release shall release any and all Released Claims I and the other Releasing Parties have, or may have in the future, whether known or unknown, against the Released Parties.

Accordingly, in consideration for the Released Parties’ agreement to establish the Combat Arms Settlement Program, the significant expenses being incurred by 3M in connection with the Combat Arms Settlement Program, and my Individual Plaintiff Settlement Payment, I hereby give and make the following Release. This Release is also entered into by any Derivative Claimant who executes a signature page hereto, in which case the agreement of such Derivative Claimant set forth on its signature page is incorporated in, and is part of, this Release. By signing this Release, both I and any such Derivative Claimant understand and acknowledge that although I have received disclosure documents regarding the allocation of the Combat Arms Settlement Fund, which enables me to estimate my settlement offer amount, there is no assurance as to the precise amount of payment to be made to any claimant under the Combat Arms Settlement Program, and this fact shall in no way affect the validity or effect of this Release.

Definitions: As used in this Release, and in addition to the definitions set forth in the Preamble above, capitalized terms shall have the following definitions and meanings or such definitions and meanings as are accorded to them elsewhere in this Release. Terms used in the singular shall be deemed to include the plural and vice versa.

1.“Claims” means any and all past, present, and future rights, remedies, actions, claims, liabilities, losses, demands, causes of action, suits at law or in equity, verdicts, suits of judgments and/or Liens, past, present, and future, and any fraudulent transfer, conveyance, and related types of claims, of any kind.

____________________________

1 Capitalized terms are either (i) defined below, or (ii) in the Master Settlement Agreement. Capitalized terms that are used but not otherwise defined herein shall have the meanings given such terms in the Master Settlement Agreement.

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whatsoever regardless of the legal or equitable theory, whether known or unknown, whether sounding in contract or tort, whether asserted or unasserted in any litigation, or the jurisdiction where asserted. Claims also include, but are not limited to, all claims for damages or remedies of whatever kind or character, known or unknown, that are now recognized or that may be created or recognized in the future by statute, regulation, judicial decision, or in any other manner, including but not limited to (i) personal injury and/or bodily injury, latent injury, future injury, progression of existing injury, damage, disease, death, fear of death, disease or injury, mental or physical pain or suffering, emotional or mental harm, anguish, or loss of enjoyment of life or loss of life’s pleasures; (ii) compensatory damages, general damages, special damages, punitive, exemplary, and statutory and other multiple damages or penalties of any kind; (iii) loss of wages, income, earnings or earning capacity; (iv) medical expenses, doctor, hospital, nursing, physical therapy or rehabilitation or other therapy and drug bills; (v) loss of support, services, consortium, companionship, society or affection, or damage to familial relations, by spouses, former spouses, parents, children, other relatives or “significant others” of any Derivative Claimant; (vi) consumer fraud, refunds, unfair business practices, deceptive trade practices, Unfair and Deceptive Acts and Practices, disgorgement of profit, and other similar claims whether arising under statute, regulation, or judicial decision; (vii) wrongful death and survivorship; (viii) medical screening and monitoring; (viii) injunctive and declaratory relief; (ix) economic, property, or business losses; (x) prejudgment or post-judgment interest; (xi) attorneys’ fees and costs; and (xii) any class action or putative class action.

2.Combat Arms Earplugs (“CAE”): means any dual-ended non-linear earplugs sold or manufactured by or for or with either Aearo or 3M under any trade name, including but not limited to Combat Arms Earplugs (Version 2), ARC Plug earplugs, and AO Safety Indoor Outdoor Range Earplugs.

3.“Derivative Claimant” means any and all persons who have or assert the right to sue 3M or any other Released Party related to the Released Claims by reason of their personal relationship with me, and/or otherwise by, through or under, or otherwise in relation to, me, whether their right to sue is independent, derivative, or otherwise. Derivative Claimants include, but are not limited to, my parents, guardians, heirs, beneficiaries, surviving spouse (including, but not limited to, a putative or common law spouse), surviving domestic partner and/or next of kin, if any, solely in respect to Derivative Claims.

4.“Derivative Claims” means Claims against 3M or any other Released Party arising from or in connection with a Derivative Claimant’s personal relationship with me as it relates to the Released Claims, and/or otherwise by, through or under, or otherwise in relation to, me.

5.“Third Party Provider/Payor” means any provider or payor (public or private) of
(i) health, hospital, medical, physician, healthcare and/or pharmaceutical services, products or expenses and/or (ii) any other form of compensation, including, but not

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limited to, federal and state governmental authorities (or other persons) providing Medicaid and/or Medicaid services or benefits.

6.“Individual Plaintiff Settlement Payment” means any gross payment made by the Combat Arms Settlement Administrator to a Releasing Party, which shall include a Registration Payment and any additional amounts to be determined pursuant to the Master Settlement Agreement.

7.“Law” means a law, statute, ordinance, rule, regulation, case or other legal provision or authority.

8.“Liabilities” means any and all damages, expenses, debts, liabilities, obligations, covenants, promises, contracts, agreements and/or obligations, of any kind whatsoever, past, present, and future.

9.“Lien” means any lien, pledge, charge, security interest, assignment, encumbrance, subrogation right, third-party interest, or other adverse claim of any nature whatsoever against my Individual Plaintiff Settlement Payment or my Released Claims and Liabilities.

10.“Registration Payment” means a payment made upon submission of a completed Registration Form made to qualifying claimants by the Combat Arms Settlement Administrator pursuant to the terms of the Master Settlement Agreement.

11.“Released Claims and Liabilities” means, collectively, (i) CAE Claims that any Releasing Party may have ever had, may now have or at any time hereafter may have against any Released Party and (ii) Liabilities that any Released Party may have ever had, may now have or at any time hereafter may have to any Releasing Party, in the case of clause (i) and clause (ii), to any extent, or in any way, arising out of, relating to, resulting from and/or connected with CAE or any non-linear earplugs sold or manufactured by or for or with either Aearo or 3M under any trade name, including but not limited to Combat Arms Earplugs (Version 2), ARC Plug earplugs, and AO Safety Indoor Outdoor Range Earplugs, including but not limited to Combat Arms version 1, version 2, version 3, version 4, and version 4.1.

12.“Released Parties” means: (i) 3M Company, 3M Occupational Safety LLC, Aearo Holding LLC, Aearo Intermediate LLC, Aearo LLC, Aearo Technologies LLC (collectively “3M”); (ii) 3M’s past, present, and/or future affiliates, assigns, predecessors, successors, related companies, subsidiary companies, directors, officers, employees, shareholders, advisors, advertisers, attorneys, insurers, and agents; (iii) past, present, and/or future manufacturers, suppliers of materials, suppliers of components, and all other persons involved in development, design, manufacture, formulation, testing, distribution, marketing, labeling, regulatory submissions, advertising and/or sale of any CAE or component thereof; (iv) past, present, and/or future distributors, licensees, retailers, sellers, and resellers of CAE;
(v) all past, present and/or future persons and entities that are indemnified by 3M in connection with any CAE by contract or common law rights of indemnification

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or contribution; and (vi) the respective past, present, and/or future parents, subsidiaries, divisions, affiliates, joint venturers, predecessors, successors, assigns, transferees, insurers, shareholders (or the equivalent thereto), directors (or the equivalent thereto), officers (or the equivalent thereto), managers, principals, employees, consultants, advisors, attorneys, agents, servants, representatives, heirs, trustees, executors, estate administrators, and personal representatives (or the equivalent thereto) of the parties referred to in this paragraph.

13.“Releasing Parties” means (i) myself and (ii) any Derivative Claimant.

14.“Settlement Agreement” means the Combat Arms Settlement Agreement dated as of August 29, 2023

15.“Settlement Program” means the Combat Arms Settlement Program set forth in the Combat Arms Settlement Agreement.

Releases: On my own behalf and on behalf of each other Releasing Party, I hereby knowingly and voluntarily release, relinquish, and forever discharge the Released Parties from the Released Claims and Liabilities. Further, on my own behalf and on behalf of each other Releasing Party, I hereby release the Released Parties from responsibility or liability for any individual settlement amount allocation, division, or payment of any settlement amount in the Settlement Agreement or the Settlement Program by the Settlement Administrator. This release is not conditional on receipt of any particular settlement amount or allocation by the Settlement Administrator.

I acknowledge that I and/or any other Releasing Party may in the future learn of additional and/or different facts as they relate to the Released Claims, the Released Parties’ activities as they relate to the Released Claims. I understand and acknowledge the significance and consequences of releasing all of the Released Claims and Liabilities and hereby (on my own behalf and on behalf of each other Releasing Party in respect of Derivative Claims) assume full risk and responsibility for any and all such additional and/or different facts and any and all Released Claims and Liabilities that I (and/or any other Releasing Party in respect of Derivative Claims) may hereinafter incur or discover. To the extent that any law may at any time purport to preserve my and/or any other Releasing Party’s right to hereafter assert any such unknown and/or unanticipated Released Claim and/or Liabilities, I hereby (on my own behalf and on behalf of each other Releasing Party in respect of Derivative Claims) specifically and expressly waive (to the fullest extent permitted by applicable Law) each Releasing Party’s rights under such Law. I further acknowledge having had an opportunity to obtain advice of counsel of my choosing regarding this waiver, and having had the opportunity to discuss it with such counsel to my satisfaction.

On my own behalf and on behalf of each other Releasing Party, I acknowledge and agree that the releases set forth in this Release are irrevocable and unconditional, inure to the benefit of and may be enforced by each Released Party, and are intended to be as broad as can possibly be created.

WITHOUT LIMITATION OF THE FOREGOING, THIS RELEASE IS SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED, CHARGED, OR PROVED THAT SOME OR ALL OF THE RELEASED CLAIMS AND LIABILITIES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE,

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NEGLIGENCE PER SE, GROSS NEGLIGENCE, BREACH OF WARRANTY, FAILURE TO WARN, VIOLATION OF LAW, DEFECTIVE PRODUCT, MALICE, AND/OR CONDUCT OF ANY TYPE BY 3M, ANY OF THE OTHER RELEASED PARTIES, ANY RELEASING PARTY, AND/OR ANY OTHER PERSON. THIS RELEASE IS SPECIFICALLY INTENDED TO AND DOES INCLUDE, BUT IS NOT LIMITED TO, A RELEASE OF, AND COVENANT NOT TO SUE FOR, ANY LATENT, FUTURE, OR WRONGFUL DEATH CLAIM THAT MAY BE BROUGHT AT ANY TIME OR ON BEHALF OF ANY OF THE RELEASING PARTIES IN CONNECTION WITH ANY OF THE FACTS, EVENTS, AND/OR INCIDENTS THAT GAVE RISE TO ANY OF THE RELEASED CLAIMS AND LIABILITIES.

Waiver of Statutory Rights.

I, on my own behalf and on behalf of each other Releasing Party, expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of California Civil Code Section 1542, or any other similar provision under federal or state law, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

To the extent the provisions apply, the Releasing Parties likewise expressly, knowingly, and voluntarily waive the provisions of Section 28-1-1602 of the Montana Code Annotated, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY THE CREDITOR, MUST HAVE MATERIALLY AFFECTED THE CREDITOR’S SETTLEMENT WITH THE DEBTOR.

To the extent the provisions apply, I, on my own behalf and on behalf of each other Releasing Party, likewise expressly, knowingly, and voluntarily waive the provisions of Section 9-13-02 of the North Dakota Century Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THE CREDITOR, MUST HAVE MATERIALLY AFFECTED THE CREDITOR’S SETTLEMENT WITH THE DEBTOR.

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To the extent the provisions apply, I, on my own behalf and on behalf of each other Releasing Party, likewise expressly, knowingly, and voluntarily waive the provisions of Section 20-7-11 of the South Dakota Codified Laws, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

To the extent the laws apply, I, on my own behalf and on behalf of each other Releasing Party, expressly waive and relinquish all rights and benefits that they may have under, or that may be conferred upon them by, Section 1542 of the California Civil Code, Section 28- 1-1602 of the Montana Code Annotated, Section 9-13-02 of the North Dakota Century Code, Section 20-7-11 of the South Dakota Codified Laws, and all similar laws of other States, to the fullest extent that they may lawfully waive such rights or benefits pertaining to the Released Claims and Liabilities.

In connection with such waiver and relinquishment, I, on my own behalf and on behalf of each other Releasing Party, acknowledge that I am aware that I or my attorneys may hereafter discover Claims or facts in addition to or different from those that they now know or believe to exist with respect to the Released Claims and Liabilities, but that it is my intention to accept and assume that risk and fully, finally, and forever release, waive, compromise, settle, and discharge all the Released Claims and Liabilities against Released Parties. The Release thus shall remain in effect notwithstanding the discovery or existence of any additional or different Claims or facts.

Attorneys’ Fees; Division of Any Individual Plaintiff Settlement Payment: I understand that the Released Parties are not responsible for any attorneys’ fees or costs I have incurred or may at any time incur, including, but not limited to, in connection with entering into this Release and any other documents. I understand that, with respect to any Individual Plaintiff Settlement Payment, any dispute regarding the division of such Individual Plaintiff Settlement Payment between me, any Derivative Claimant executing this Release, and our respective counsel (if any) shall in no way affect the validity of this Release.

Pursuit of Certain Claims: I agree that other than to enforce this Release, I will never (i) take any legal or other action to initiate, pursue, maintain, or otherwise attempt to execute upon, collect, or otherwise enforce, any of the Released Claims and Liabilities of or against any Released Party;
(ii) institute or participate in any new legal action against any Released Party to any extent, or in any way, arising out of, relating to, resulting from and/or connected with the Released Claims; (iii) attempt to execute or collect on, or otherwise enforce, any judgment that may be entered against any Released Party in any legal action described in clause (ii) or my pending legal action against 3M; or (iv) take any legal or other action against any Released Party concerning the administration, settlement allocation, individual settlement amount, or any other aspect of the Settlement Program.

Liens and Other Third-Party Payor Claims: I agree that prior to the first time that an Individual Plaintiff Settlement Payment is made to me, I shall identify to the Settlement Administrator for the

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Combat Arms Settlement Program all governmental authorities that are Third Party Providers/Payors known to me to hold or assert any Lien pursuant to any applicable statute with respect to any Individual Plaintiff Settlement Payment (and/or the right to receive such Individual Plaintiff Settlement Payment) payable to me, through procedures and protocols to be established by the Combat Arms Settlement Administrator. I further understand that the Combat Arms Settlement Administrator will also check with the potentially applicable government entities including Medicare, Medicaid from the state(s) where I have resided, or if I am a Veteran, the United States Department of Veterans Affairs, or if medical bills were paid by any federal policy such as Tricare, such agency, to ensure there are no pertinent governmental liens and will not distribute funds to me until they receive assurance that there are no such governmental liens, or if they do exist, that they are appropriately compromised and paid.

I understand and acknowledge that satisfaction and discharge of any and all Liens with respect to any Individual Plaintiff Settlement Payment (and/or the right to receive any Individual Plaintiff Settlement Payment) is the sole responsibility of me and any Derivative Claimant executing this Release and must, in relation to all governmental authorities that are Third Party Providers/Payors who hold or assert any Liens pursuant to any applicable statute, be established to the satisfaction of the Combat Arms Settlement Administrator before any Individual Plaintiff Settlement Payment (if any) can be disbursed to me.

Before the first time an Individual Plaintiff Settlement Payment is made to me, I (and any Derivative Claimant) shall represent and warrant that any and all Liens have been, or will be, satisfied and discharged. Furthermore, upon request to the Combat Arms Settlement Administrator, 3M shall be entitled to proof of satisfaction and discharge of any or all such Liens pursuant to any applicable statute in relation to all governmental authorities that are Third Party Providers/Payors. Documentation of a holdback amount determined by the Combat Arms Settlement Administrator shall count as sufficient proof for the release of funds to the relevant Claimant.

In addition to and without limitation of the foregoing, I hereby agree, jointly and severally with any Derivative Claimant executing this Release, to indemnify and hold harmless the Released Parties (as defined above) from and against (i) any and all Claims made or asserted at any time against any Released Party by (a) any Third Party Provider/Payor in relation to me or any Derivative Claim, (b) any person at any time holding or asserting any Lien in relation to me or any Derivative Claim, and/or (c) any other person at any time claiming by, through or under, me or any Derivative Claimant executing this Release, with respect to any funding payment by or for the account of 3M under the Settlement Agreement or Settlement Program (and/or the right to receive any such Individual Plaintiff Settlement Payment), and (ii) any and all damages, losses, costs, expenses (including, but not limited to, legal fees and expenses) and/or Liabilities incurred or suffered by, or imposed on, any Released Party in connection with, arising out of or resulting from any Claim described in clause (i) of this sentence (including, but not limited to, any amount paid or to be paid in satisfaction of any such Claim).

Indemnification for Released Claims and Liabilities: I hereby agree, jointly and severally with any Derivative Claimant executing this Release, to indemnify and hold harmless each Released Party from and against (i) any and all Claims that may be asserted, made or maintained at any time

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against any Released Party by, on behalf of or for the benefit of, or otherwise through or under, any Releasing Party with respect to any of the Released Claims and Liabilities, and (ii) any and all damages, losses, costs, expenses (including, but not limited to, legal fees and expenses), and/or Liabilities incurred or suffered by, or imposed on, any Released Party in connection with, arising out of or resulting from any Claim described in clause (i) of this sentence (including, but not limited to, any amount paid or to be paid in satisfaction of any such Claim) and/or, without limitation of the foregoing, any breach by me (or any Derivative Claimant executing this Release) of any of the terms of this Release.

I (and any Derivative Claimant executing this Release) accept that I will be responsible for any tax consequences arising from, related to, or in any way connected with the relief afforded to me (and the Derivative Claimant) under the Settlement Agreement.

Pursuit of Certain Claims: Other than to participate in the Settlement , I agree that from and after the date on which this Release is executed until the earlier of either (i) the date on which my Dismissal With Prejudice Stipulation is delivered to Defendants or (ii) I exit the settlement program and this Release is returned to me, I shall be prohibited from, and refrain from, taking any action (including any legal action) to initiate, pursue, maintain, or otherwise attempt to execute upon, collect or otherwise enforce, any actual or alleged Released Claims and Liabilities of or against Defendants or any other Released Party. I will also cooperate in all reasonable respects with Defendants to seek to stay, and to continue in effect any then outstanding stay with respect to, any pending legal proceedings instituted by me and/or Derivative Claimants against any Released Party in connection with Released Claims, and I will refrain from instituting any new legal action against any Released Party in connection with any Released Claim. I will also be prohibited from and refrain from, attempting to execute or collect on, or otherwise enforce, any judgment that may be entered against any Released Party in connection with any Released Claim.

I also agree that if I am determined or deemed to be a Registered Claimant, or if I exit the settlement program under circumstances such that my Release remains in effect, in furtherance and not in limitation of such Release, any judgment in connection with any Released Claim automatically shall be deemed to have been Released by me and all such Derivative Claimants. I agree that I and any Derivative Claimants shall execute such instruments, and take such other actions, as Defendants reasonably may request in order to further evidence or implement the same.

Confidentiality: I agree to maintain in confidence, and shall not disclose to any person, the amount of any Individual Plaintiff Settlement Payment, except as may be required by applicable Law and to effectuate the settlement; provided, that I understand that I may disclose such information to my immediate family members and to my counsel, accountants and/or financial advisors, if any (each of whom I shall, upon such disclosure, instruct to maintain and honor the confidentiality of such information). I agree that if I breach this confidentiality provision, money damages would not be a sufficient remedy and, accordingly, without limitation of any other remedies that may be available at law or in equity, 3M shall be entitled to specific performance and injunctive or other equitable relief as remedies for such breach.

Medical Documentation Authorization: I have authorized my counsel to obtain and supply (or if I am not represented by counsel, I will obtain and supply) to the Combat Arms Settlement Administrator and all other persons provided for under the terms of the Settlement Agreement to

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consider claims, and their respective attorneys, agents, servants, employees and independent auditors and others deemed necessary by each to assist them, the medical or other documentation required for approval of an Individual Plaintiff Settlement Payment under the Combat Arms Settlement Program along with any and all authorizations for the release of medical records required in my Settlement Program Registration and Confidentiality Form under the Combat Arms Settlement Program or that may be required by a provider of such documentation, including, but not limited to, a specific authorization required by a particular hospital, pharmacy, physician or any other source of documentation. I agree to cooperate fully in providing any authorization for the release of records requested in connection with the Combat Arms Settlement Program. I also authorize the foregoing persons to have access to my medical and other documentation available in any electronic depository through which 3M delivers medical records it collects by way of authorization or subpoena to Plaintiffs’ Counsel.

ACKNOWLEDGEMENT OF COMPREHENSION: I AM ENTERING INTO THIS RELEASE FREELY AND VOLUNTARILY, WITHOUT BEING INDUCED, PRESSURED, OR INFLUENCED BY, AND WITHOUT RELYING ON ANY REPRESENTATION OR OTHER STATEMENT MADE BY OR ON BEHALF OF, 3M OR ANY OTHER PERSON. I UNDERSTAND AND ACKNOWLEDGE THE NATURE, VALUE, AND SUFFICIENCY OF THE CONSIDERATION DESCRIBED IN THIS RELEASE. I ACKNOWLEDGE THAT I HAVE READ THIS RELEASE AND THE DISCLOSURE DOCUMENTS PROVIDED TO ME REGARDING THE SETTLEMENT AGREEMENT AND THE ALLOCATION OF THE COMBAT ARMS SETTLEMENT FUND, AND I HAVE HAD AN OPPORTUNITY TO OBTAIN ADVICE FROM, AND ASK QUESTIONS OF, COUNSEL OF MY CHOOSING REGARDING THE TERMS AND LEGAL EFFECT OF THESE DOCUMENTS AND MY DECISION TO PARTICIPATE IN THE SETTLEMENT PROGRAM. I FURTHER ACKNOWLEDGE THAT I UNDERSTAND THIS RELEASE AND THAT ALTHOUGH I HAVE RECEIVED DISCLOSURE DOCUMENTS REGARDING THE ALLOCATION OF THE COMBAT ARMS SETTLEMENT FUND WHICH ENABLES ME TO ESTIMATE MY SETTLEMENT OFFER AMOUNT, THERE IS NO GUARANTEE THAT I WILL RECEIVE ANY PARTICULAR AMOUNT UNDER THE SETTLEMENT PROGRAM. I FURTHER ACKNOWLEDGE THAT PAYMENT(S) FROM THE SETTLEMENT PROGRAM SHALL BE THE ONLY PAYMENT(S) TO ME WITH RESPECT TO ANY RELEASED PARTY. I FURTHER ACKNOWLEDGE THAT THIS RELEASE IS THE PRODUCT OF A MEDIATED SETTLEMENT, THAT THE MEDIATORS HAD NO DUTY TO PROTECT MY INTERESTS OR PROVIDE ME WITH INFORMATION ABOUT MY LEGAL RIGHTS, AND THAT I SHOULD CONSULT WITH COUNSEL IF I AM UNCERTAIN OF MY RIGHTS.

Waiver of Certain Provisions Regarding Timing of Any Payments. If I have any civil action pending in any jurisdiction that has enacted, promulgated, or otherwise adopted any Law containing provisions that establish specific time periods within which settlement funds, if any, must be paid to me in connection with the settlement of such civil action and/or impose sanctions, penalties or other similar obligations against the paying party if the settlement funds are not paid within such time periods and/or invalidate or otherwise affect the terms of the settlement of such civil action, I hereby (i) specifically and expressly waive (to the fullest extent permitted by

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applicable Law) my rights under any such provisions and (ii) agree that payment of my Individual Plaintiff Settlement Payment shall be made solely in accordance with the terms and conditions of the Combat Arms Settlement Program.

No Admission of Fault: I understand and agree that 3M has entered into this Release and the Settlement Agreement solely by way of compromise and settlement. These documents are not, and shall not be construed at any time to be, an admission of liability, responsibility or fault of or by 3M or any other Released Party.

Representations and Warranties: I hereby represent and warrant that I have full power, authority and capacity to enter into this Release, which is enforceable in accordance with its terms. Except as set forth in the section “Attorneys’ Fees; Division of Any Individual Plaintiff Settlement Payment” above, I have the sole right to receive any and all Individual Plaintiff Settlement Payments with respect to my claim under the Combat Arms Settlement, other than holders of rights in respect of any medical liens or any advanced funding loans on my settlement proceeds. Neither I nor any other Releasing Party has sold, assigned, transferred or otherwise disposed of, or pledged or otherwise encumbered, any of the Released Claims and Liabilities in whole or in part, other than any medical liens or any advanced funding loans on my settlement proceeds.

GOVERNING LAW: THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF NEW YORK, WITHOUT REGARD TO ANY CHOICE-OF-LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

Severability: I agree that if any provision of this Release is adjudicated to be invalid, illegal or unenforceable in any jurisdiction, the relevant provision shall be deemed modified to the extent necessary to make it enforceable in such jurisdiction and, if it cannot be so modified, this Release shall be deemed amended to delete herefrom the invalid or unenforceable provision, and this Release shall be in full force and effect as so modified. Any such modification or amendment in any event shall apply only with respect to the operation of this Release in the particular jurisdiction in which such adjudication was made and shall not affect such provision in any other jurisdiction. To the fullest extent permitted by applicable Law, I hereby (on my own behalf and on behalf of each other Releasing Party) specifically and expressly waive any provision of Law that renders any provision of this Release invalid, illegal or unenforceable in any respect.

Legal Representatives: If I am signing this Release as a legal representative of a CAE user, then
(i) all references in this Release to my use of, or injury from, CAE shall also mean the use of, or injury from, CAE, all references in this Release to any person claiming by, through or under, or in relation to, me shall also mean any person claiming by, through or under, or in relation to, such CAE user, and all references to me in the definition of Derivative Claimant shall also mean such CAE user, (ii) if such CAE user is not deceased, he or she shall also be a Releasing Party, (iii) if such CAE user is deceased, I am executing this Release both individually and on behalf of the estate of such CAE user, and (iv) prior to the first time, if any, that an Individual Plaintiff Settlement Payment is made to me in my capacity as legal representative, I will obtain judicial approval of this Release, with the assistance of my legal counsel, to the extent required under applicable Law.

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Electronic Signatures: This Release, and any exhibits thereto, to the extent signed and delivered electronically or by facsimile, shall be treated in all manner and respects as an original agreement, and shall be considered to have the same binding legal effect as if it were the original signed version thereof, delivered in person.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, I have executed this Release on the date below, to be effective as of the date set out in the first paragraph of this Release above:

RELEASOR:
By Name: Dated:

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SIGNATURE PAGE AND AGREEMENT BY DERIVATIVE CLAIMANT

I am a person having or asserting the right to sue 3M by reason of my relationship with Releasor (or, if Releasor is a legal representative of a CAE user, such CAE user). I hereby enter into the Release to which this signature page is attached and agree to be bound by all of its terms (and, without limitation, hereby give and make all releases, waivers, acknowledgements, agreements, representations and warranties therein) on the same basis as Releasor set forth therein (including, but not limited to, all joint and several indemnification obligations set forth therein). This agreement was executed on the date below, and is effective as of the date set out in the first paragraph of this Release above.

DERIVATIVE CLAIMANT:
By Name: Dated:

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EXHIBIT 4A

UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF FLORIDA PENSACOLA DIVISION

IN RE: 3M COMBAT ARMS EARPLUG PRODUCTS LIABILITY LITIGATION This Document Relates To: [INSERT] v 3M Company et al. Case No. [INSERT] [INSERT]	CASE NO. 3:19-MD-2885 Hon. Judge M. Casey Rodgers Magistrate Judge Hope Cannon

STIPULATION OF VOLUNTARY DISMISSAL WITH PREJUDICE

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned Parties pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), that the claims of the Plaintiff in the above captioned case are hereby dismissed with prejudice against all Defendants, each party to bear its own costs.

Respectfully submitted,

Dated: [INSERT DATE]August 28, 2023	PLAINTIFF COUNSEL

____________________________________

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[SIGN/INSERT DETAILS]

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Dated: [INSERT DATE]August 28, 2023

Counsel for Plaintiff [INSERT]
DEFENDANTS COUNSEL

[SIGN/INSERT DETAILS]

Counsel for Defendants, 3M Company, 3M Occupational Safety LLC, Aearo Technologies LLC, Aearo Holding, LLC, Aearo Intermediate, LLC and Aearo, LLC

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CERTIFICATION OF SIGNATURES
I HEREBY CERTIFY that each of the signatories of this notice have expressly agreed to the form and substance of the document and has authorized the filing attorney to submit the document electronically.

[SIGN/INSERT DETAILS]
Counsel for Plaintiff

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CERTIFICATE OF SERVICE
In compliance with Rule 5.1(F) of the Local Rules of the United States

District Court Northern District of Florida, I hereby certify that on [INSERT

DATE], true and correct copy of the foregoing was electronically filed via the Court’s CM/ECF system, which will automatically serve notice of this filing via e- mail to all registered counsel of record.

[SIGN/INSERT DETAILS]
Counsel for Plaintiff

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EXHIBIT 4B

STATE OF MINNESOTA    DISTRICT COURT
COUNTY OF HENNEPIN    FOURTH JUDICIAL DISTRICT

[INSERT], Plaintiffs, v. 3M Company, et al., Defendants.	Case Type: Personal Injury Hon. Laurie J. Miller Case No. [INSERT]

STIPULATION OF DISMISSAL WITH PREJUDICE

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned Parties pursuant to Minnesota Rule of Civil Procedure 41.01(a)(2), that the claims of the
Plaintiff(s) in the above captioned case may be and hereby are dismissed with prejudice against all Defendants, each party to bear its own costs.

Dated: [INSERT DATE]	PLAINTIFFS’ COUNSEL [SIGN/INSERT DETAILS]
Dated: [INSERT DATE]	DEFENDANTS’ COUNSEL Benjamin W. Hulse (MN #0390952) NORTON ROSE FULBRIGHT US LLP 60 South Sixth Street, Suite 3100 Minneapolis, MN 55402 Phone: (612) 321-2800 Fax: (612) 321-2288

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Email: ben.hulse@nortonrosefulbright.com

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EXHIBIT 5

CALCULATING PARTICIPATION LEVEL FOR THE WAVE SETTLEMENT1
For purposes of Article 8 and Article 11, the Wave Participation Level must be calculated on an ongoing basis, including to determine whether the Parties have, among other things, reached the various thresholds set forth and defined in the Wave Settlement. The method, time, and entity charged with calculating these percentages is further set forth in the Wave Settlement.
The purpose of this Exhibit is to establish how the Wave Participation Level is to be calculated.

______________________________

1 Capitalized terms herein have the same meaning, unless otherwise defined, as set forth in MSA and the Wave Settlement.

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Exhibit 5-1-1: ELIGIBLE WAVE CASE CLAIMANTS INCLUDED IN THE DENOMINATOR
The Denominator is calculated by summing the deduplicated totals of Groups A and B.

A.All Wave Case Claimants listed in Exhibit 1 to the Wave Settlement.

B.Any Wave Case Claimants added by agreement of the Parties.

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Exhibit 5-2: ELIGIBLE WAVE CASE CLAIMANTS INCLUDED IN THE NUMERATOR
The Numerator is calculated by summing the deduplicated totals of Groups A–C below.
A.Wave Case Claimants in the Denominator Who Are Registered Wave Case Claimants.

B.Wave Case Claimants in the Denominator Who Are Dismissed with Prejudice.

C.Wave Case Claimants in the Denominator Who Are Unable To Execute a Release or a Dismissal With Prejudice as a Result of Bankruptcy or Death, provided:

a.In the event of death, Wave Case Counsel asserts an intention to participate in the settlement or dismiss with prejudice, but is awaiting authorization to execute the Release pursuant to 6.4 of this Wave Settlement; or

b.In the event of a bankruptcy, Wave Case Counsel confirms its good faith belief that the CAE Claim is property of the bankruptcy estate and provides evidence of an active bankruptcy that is currently pending.

To the extent a Wave Case Claimant or the Wave Case Counsel in this Section C become able to execute a Release (including through a representative or bankruptcy trustee) and does so or chooses not to be part of the Wave Settlement Program, such Wave Case Claimant shall be treated as any other Wave Case Claimant and no longer be part of the population of Section C.

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EXHIBIT 5-3 CALCULATION OF WAVE PATICIPATION LEVEL2
To calculate the Wave Participation Level, the sum of the Numerator as set forth in Exhibit 5-2 will be divided by the sum of the Denominator as set forth in Exhibit 5-1 and multiplied by 100 to determine the Wave Participation Level as called for throughout the MSA.
For example, if the total number of Wave Case Claimants summed in Exhibit 5-1 is 200,000 and the total number of Wave Case Claimants summed in Exhibit 5-2 is 197,000, as of December 1, 2023, the Wave Participation Level as of that date for purposes of Article 8 and Article 11 is calculated by dividing 197,000 by 200,000 and multiplying that by 100. In this example, Wave Participation Level would be 98.5%.

___________________________________
2 The methodology set forth in this Exhibit assumes that the Settlement Administrator successfully deduplicated the cases within Numerator and Denominator, respectively, before any summing occurred.

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EXHIBIT 6 – Confidential Exhibit

[REDACTED]
[Filed Under Seal]

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